EX-28.d.2.o.i

AMENDMENT TO SUBADVISORY AGREEMENT

This Amendment to Subadvisory Agreement (“Amendment”) is made and entered into effective the 1st day of July, 2014, by and among between NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), NATIONWIDE FUND ADVISORS (the “Adviser”) and NATIONWIDE ASSET MANAGEMENT, LLC (the “Subadviser”). It amends the Subadvisory Agreement dated March 24, 2008 among the Trust, the Adviser and the Subadviser. Capitalized terms in this Amendment that are not defined herein have the meaning set forth in the Subadvisory Agreement.

RECITAL

The Trust, the Adviser and the Subadviser wish to amend the Subadvisory Agreement to revise Exhibit A to include additional Funds and to add a new Exhibit B in respect of such additional Funds.

AMENDMENT

1.	Exhibit A to the Subadvisory Agreement, as currently in force, shall be deleted and replaced with a new Exhibit A, a copy of which is attached hereto as Exhibit A.

2.	The Subadvisory Agreement shall be further amended to include a new Exhibit B, a copy of which is attached hereto as Exhibit B,

3.	This Amendment shall be effective as of the date first written above.

4.	Except as amended hereby, all other terms and conditions of the Subadvisory Agreement remain unchanged and the Subadvisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to Subadvisory Agreement to be executed in its name and behalf on the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST	Title: President

By: /s/ Michael S. Spangler

Name: Michael S. Spangler	NATIONWIDE ASSET MANAGEMENT, LLC

Title: President	By: /s/ Mark W. Bursinger

NATIONWIDE FUND ADVISORS	Name: Mark W. Bursinger

By: /s/ Michael S. Spangler	Title: Vice President

Name: Michael S. Spangler

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND NATIONWIDE ASSET MANAGEMENT, LLC

Effective March 24, 2008

Amended July 1, 2014

Funds of the Trust	Subadvisory Fees

NVIT Core Bond Fund	0.15% on Subadviser Assets up to $250 million; 0.125% on Subadviser Assets of $250 and more but less than $1 billion; 0.10% on Subadviser Assets of $1 billion and more

NVIT Short Term Bond Fund	0.10% on Subadviser Assets up to $250 million; 0.0875% on Subadviser Assets of $250 and more but less than $1 billion; 0.075% on Subadviser Assets of $1 billion and more

NVIT Managed American Funds Asset Allocation Fund	$250,000 annually on all Subadviser Assets

NVIT Managed American Funds Growth-Income Fund

2